Exhibit 10.1

Letter of Intent
Regarding the development of Shimen County Phosphate Mine
between China Shimen County Merchants Bureau and Sterling Group Ventures, Inc.

Party A: Shimen County Merchants Bureau, Hunan Province, China
Party B: Sterling Group Ventures, Inc.

Sterling Group Ventures, Inc. is listed on OTCBB, United States (Hereinafter "Sterling"). Sterling has intention to invest and develop Shimen Phosphate Mine located in Shimen County, Hunan Province, China. Through friendly negotiation by both parties, both parties have reached following letter of intent:

1.	Party B shall set up a joint venture to develop Shimen Phosphate Mine based on Sino foreign joint venture law of People's Republic of China, and other Chinese laws and regulations. The form of joint venture shall be a liability limited company.

2.	Joint Venture shall solely undertake early study of Shimen Phosphate development, and put forward development utilization plan for Shimen Phosphate project which shall be recognized by Party A.

3.	Party A promises to give supports to Joint Venture on approval of the project and investment politic environment.

4.	In order to support production requirement of Party B's phosphate development project, Party B promises to build phosphate development project including mining, processing and chemical plant, at the same time, Party A promises to match needed phosphate resources from Shujiatai Phosphate property located in Nanbei Town of Shimen County. Sterling represents to apply the mining permit for matched phosphate resources according to China related laws and regulations.

5.	The registered capital of Joint Venture is RMB 21 million Yuan in order to meet the requirement for building 400,000t/a processing plant and chemical plant. The first contribution shall be made within three months after the Joint Venture is approved.

6.	This letter of intent is valid for one and half years after it is signed by both parties. If the investment and construction do not start when the letter of intent expires, this letter of intent shall be terminated automatically.

7.	Matters other than those provided herewith shall be dealt through further negotiations between the Parties.

8.	This letter of intent is signed by authorized persons of both parties in Shimen County of Hunan Province, China on November 10, 2010.

Party A:	Party B:
Shimen County Merchants Bureau	Sterling Group Ventures, Inc.
No. 10, Liyang Road West	4743 - 350 S.E. Marine Dr.
Chujiang Town, Shimen County	Vancouver, BC, Canada
Hunan Province, China	V5X 2S5

Tel: 0736-533-1610	Tel: 001-604-689-4407
Fax: 0736-532-5694	Fax: 001-604-408-8515

Authorized person:	Authorized person:

/s/Ruiqing Wu	/s/Richard Shao

Date: November 10, 2010	November 10, 2010